Exhibit 10.1

RABBI DIRECTED TRUST AGREEMENT

TRUST NAME: RLI Corp Nonqualified Trust

THIS TRUST AGREEMENT (“Agreement”) is made by and between RLI Corp. (“Employer”) and Delaware Charter Guarantee & Trust Company, conducting business as Principal Trust Company (“Trustee”).

WHEREAS, the Employer has adopted the The RLI Corp. /Executive Deferred Compensation Agreement, RLI Corp. Executives Deferred Compensation Plan, RLI Corp. Nonemployee Directors Deferred Compensation Plan, Directors Deferred Compensation Plan, RLI Corp. Key Employees Excess Benefit Plan, Jonathan Michael RLI/ Corp. Key Employee Excess Benefit Plan (“Plan”) to provide benefits for certain employees of the Employer and employees of participating employers that have adopted the Plan;

WHEREAS, the Employer has incurred or expects to incur liability under the terms of the Plan with respect to individuals participating in the Plan;

WHEREAS, the Employer wishes to contribute to the Trust assets that shall be held therein, subject to the claims of the Employer’s creditors in the event of the Employer’s Insolvency, as herein defined, until paid to the Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

☒This is an amendment and restatement of the above-named Trust.

☐This is a newly-established trust.

WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and

WHEREAS, the Employer intends to make contributions to this Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1. TRUST FUND

1.1Establishment of Trust. The Employer hereby establishes with the Trustee a trust in which may be deposited such sums of money as shall from time to time be paid or delivered to the Trustee in accordance with the  terms of the Plan and which shall become the principal of the Trust to be held, administered and disposed of   by the Trustee as provided in this Agreement and in accordance with any investment policy or guidelines established under the Plan and communicated in writing to the Trustee. All such deposits, all investments and reinvestments thereof and all earnings, appreciation and additions allocable thereto, less losses, depreciation and expenses allocable thereto and any payments made therefrom as authorized under the Plan or this Agreement shall constitute the “Trust”.

1.2Irrevocability of Trust. The Trust hereby established shall be irrevocable and shall terminate only upon the complete distribution of the assets of the Trust to the participants or their beneficiaries.

1.3Grantor Trust. The Trust is intended to be a grantor trust of which the Employer is the grantor within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (“Code”) and shall be construed accordingly.

1.4Non-Diversion of Funds. The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Employer and except for the payment of fees and other expenses, including administrative expenses of the Plan, properly charged to the Trust under this Agreement shall be used exclusively for the use and purposes of Plan participants and their beneficiaries and general creditors as herein set forth.

Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Employer. Any assets held by the  Trust will be subject to the claims of the Employer’s general creditors under federal and state law in the event of Insolvency, as defined in Section 9.1 herein.

1.5Deposits. The Employer in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have the right to compel such deposits.

SECTION 2. TRUSTEE AND COMMITTEE

2.1Committee. The Employer shall certify to the Trustee the names and specimen signatures of the members of  the Committee (“Committee”) appointed by the Employer to administer the Plan and give directions to the Trustee. Such certification shall include directions as to the number of signatures required for any communication or direction to the Trustee. The Employer shall promptly give notice to the Trustee of changes  in the membership of the Committee. The Committee may also certify to the Trustee the name of any agent, together with a specimen signature of any such agent who is not a member of the Committee, authorized to   act for the Committee in relation to the Trustee.  The Committee shall promptly give notice to the Trustee of  any change in any agent authorized to act on behalf of the Committee. For all purposes under this Agreement, until any such notice is received by the Trustee, the Trustee shall be fully protected in assuming that the membership of the Committee and the authority of any agent authorized to act on its behalf remain  unchanged.

2.2Trustee’s Reliance. The Trustee may rely and act upon any certificate, notice or direction of the Committee, or of an agent authorized to act on its behalf, or of the Employer which the Trustee believes to be genuine and to have been signed by the person or persons duly authorized to sign such certificate, notice, or direction.

SECTION 3. INVESTMENT AND ADMINISTRATION

3.1General. The Trust shall be held by the Trustee and shall be invested and reinvested as hereinafter provided in this Section 3, without distinction between principal and income and without regard to the restrictions of the laws of any jurisdiction relating to the investment of trusts.

3.2Collection of Contributions. The Trustee shall have no authority over and shall have no responsibility for the administration of the Plan. The Trustee shall be under no duty to enforce the payment of any contribution to the Trust and shall not be responsible for the adequacy of the Trust to satisfy any obligations for benefits, expenses, and liabilities under the Plan. In addition to making contributions, the Employer, through the Committee, shall furnish the Trustee with such information and data relative to the Plan as is necessary for the proper administration of the Trust.

3.3Appointment of Investment Manager.

(a)

The Committee may, in its discretion, appoint an investment manager (“Investment Manager”) to direct the investment and reinvestment of all or any portion of the Trust. Any such Investment Manager shall either (i) be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”); (ii) be a bank, as defined in the Investment Advisers Act; or (iii) be an insurance company qualified to perform investment services under the laws of more than one state.

(b)

The Committee shall give written notice to the Trustee of the appointment of an Investment Manager pursuant to Section 3.3(a). Such notice shall include: (i) a specification of the portion of the Trust to  which the appointment applies; (ii) a certification by the Committee that the Investment Manager satisfies the requirements of Section 3.3(a)(i), (ii) or (iii); (iii) a copy of the instruments appointing the Investment Manager and evidencing the Investment Manager’s acceptance of the appointment;

(iv) directions as to the manner in which the Investment Manager is authorized to give instructions to the Trustee, including the persons authorized to give instructions and the number of signatures required for any written instruction; (v) a specimen signature of the Investment Manager; (vi) an acknowledgment by the Investment Manager that it is a fiduciary of the Trust; and (vii) if applicable, a certificate evidencing the Investment Manager’s current registration under the Investment Advisers Act. For purposes of this Agreement, the appointment of an Investment Manager pursuant to this Section 3.3 shall become effective as of the effective date specified in such notice, or, if later, as of the date on which the Trustee receives proper notice of such appointment.

(c)

The Committee shall give written notice to the Trustee of the resignation or removal of an Investment Manager previously appointed pursuant to this Section 3.3.  From and after the date on which the  Trustee receives such notice, or, if later, the effective date of the resignation or removal specified in such notice, the Committee shall be responsible, in accordance with Section 3.4, for the investment and reinvestment of the portion of the Trust previously managed by such Investment Manager, until such time as a successor Investment Manager has been duly appointed pursuant to this Section 3.3.

(d)	The Trustee may rely and act upon any certificate, notice or direction of the Investment Manager which the Trustee believes to be genuine and to have been signed by the Investment Manager.

3.4Investment Decisions.

(a)

The Trustee shall invest and reinvest the Trust in accordance with the directions of the Committee, or, to the extent provided in Section 3.3, in accordance with the directions of an Investment Manager. The Trustee shall be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to such directions nor to make any recommendation with respect to the disposition or continued retention of any such investment. The Trustee shall have no liability or responsibility for its action or inaction pursuant to the direction of, or its failure to act in the absence of directions from, the Committee or an Investment Manager, except to the extent provided in Section 5.1.  The Employer hereby agrees to indemnify the Trustee and hold it harmless from and defend it against any claim or liability which may be asserted against the Trustee by reason of any action or inaction by it pursuant to a direction by the Committee or by an Investment Manager or failing to act in the absence of any such direction.

(b)

The Committee or an Investment Manager appointed pursuant to Section 3.3 may, at any time and from time to time, issue orders for the purchase or sale of securities directly to a broker; and in order to facilitate such transaction, the Trustee upon request shall execute and deliver appropriate trading authorizations. Written notification of the issuance of each such order shall be given promptly to the Trustee by the Committee or the Investment Manager, and the execution of each such order shall be confirmed by written advice to the Trustee by the broker. Such notification shall be authority for the Trustee to pay for securities purchased against receipt thereof and to deliver securities sold against payment therefore, as the case may be.

(c)

To the extent that neither the Committee nor an Investment Manager furnishes directions as to the investment of the Trust, the Trustee shall invest and reinvest the Trust in any stable-value investment currently available to the Trust. If no stable-value investment is currently available to the Trust, the Trustee shall invest and reinvest the portion of the Trust subject to this section 3.4(c) in an investment generally recognized as having the lowest investment risk of all investments available to the Trust.

3.5Investment in Short-Term Obligation. Notwithstanding any provisions of this Section 3 to the contrary, the Trustee or its designee, upon the direction of the Committee, may retain uninvested cash or cash balances, without being required to pay interest thereon. Pending investment, and if directed to do so by the Committee, the Trustee may temporarily invest any funds held or received by it for investment in an investment fund established to invest funds held thereunder in commercial paper or in obligations of, or guaranteed by, the United States government or any of its agencies.

3.6Directed Powers of the Trustee

(a)

Subject to the direction of the Employer, Committee, or Investment Manager, the Trustee or its designee is authorized and empowered to perform only those duties and functions expressly set out in this Agreement. The Trustee will not be under any duty to take any action other than those actions specified  in this Agreement unless it expressly agrees in writing to do so. The Trustee or its designee is authorized and empowered:

(i)

to invest and reinvest part or all of the Trust in accordance with investment policies which may be established by the Committee from time to time in such assets as the Committee or Investment Manager may direct (including common and preferred stocks of the Employer), bonds, debentures, mutual fund shares, notes, commercial paper, treasury bills, options, partnership interests, venture capital investments, any common, commingled, or pooled investment funds (including such funds for which the Trustee serves as investment manager), contracts and policies issued by an insurance company (including affiliates of the Trustee), endorsement split dollar insurance, any interest bearing deposits held by any bank or similar financial institution (including affiliates of the    Trustee), and any other real or personal property;

(ii)

in accordance with directions from the Committee, to apply for, pay premiums on and maintain in force on the lives of Plan participants, individual ordinary or individual or group term or universal life insurance policies, variable universal life insurance policies, survivorship life insurance policies or annuity policies (“policies”) (including any policies issued by an affiliate of the Trustee) and to have with respect to such policies all of the rights, powers, options, privileges and benefits usually comprised in the term “incidents of ownership” and normally vested in an owner of such policies, except, however, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy; provided, however, notwithstanding the provisions above, the Trustee may loan to the Employer the proceeds of any borrowing against an insurance policy held as an asset of the Trust;

(iii)

to sell, exchange, convey, transfer or dispose of and also to grant options with respect to any property, whether real or personal, at any time held by it, and any sale may be made by private contract or by public auction, and for cash or upon credit, or partly for cash and partly upon credit, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

(iv)

to retain, manage, operate, repair and rehabilitate and to mortgage or lease for any period any real estate held by it and, in its discretion, cause to be formed any corporation or trust to hold title to any such real property;

(v)

to borrow or raise monies for the purposes of the Trust from any lender, except the Trustee, in its individual capacity, and for any sum so borrowed to issue its promissory note as Trustee and to secure the repayment thereof by pledging all or any part of the Trust, and no person lending money to the Trustee shall be bound to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing;

(vi)	to make distributions in cash upon the direction of the Employer through the Committee;

(vii)

to vote in person or by proxy on any stocks, bonds, or other securities held by it, including any shares of mutual funds held by it, to exercise any options appurtenant to any stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, or to exercise any rights to subscribe for additional stocks, bonds or other securities and to make any and all necessary payment therefor and to enter into any voting trust;

(viii)

with respect to any investment, to join in, dissent from, or oppose any action or inaction of any corporation, or of the directors, officers or stockholders of any corporation, including, without limitation, any reorganization, recapitalization, consolidation, liquidation, sale or merger;

(ix)	to settle, adjust, compromise, or submit to arbitration any claims, debts or damages due or owing to or from the Trust;

(x)

to deposit any property with any protective, reorganization or similar committee, to delegate power thereto and to pay and agree to pay part of its expenses and compensation and any assessments levied with respect to any property so deposited; and

(xi)	to delegate administrative duties to a designee.

(b)

In addition to and not by way of limitation of any other powers conferred upon the Trustee by law or other provisions of this Agreement, but subject to Section 1.4 and this Section 3, the Trustee is authorized and empowered, in its discretion:

(i)	to commence or defend suits or legal proceedings, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal;

(ii)	to register securities in its name or in the name of any nominee or nominees with or without indication of the capacity in which the securities shall be held, or to hold securities in bearer form;

(iii)

to employ such agents, brokers, counsel, accountants, actuaries or other professionals, as the Trustee shall deem advisable and to be reimbursed by the Employer for their reasonable expenses and compensation;

(iv)	to make, execute, acknowledge, and deliver any and all deeds, leases, assignments and instruments; and

(v)	generally to do all acts which the Trustee may deem necessary or desirable for the administration and protection of the Trust.

(c)

Notwithstanding any powers granted to the Trustee pursuant to this Agreement or by applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

3.7Substitution of Assets. The Employer shall have the right at any time, and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Employer in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

3.8Trust Income. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 4. DISTRIBUTIONS FROM TRUST

4.1General. The Employer shall deliver to the Trustee a schedule ("Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule.

4.2Reporting and Withholding Requirements. The Employer or Trustee shall provide for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities. Upon the occurrence of a distribution pursuant to the Plan, the Committee shall direct the Trustee to send the Employer an amount, as determined by the Employer, sufficient for the Employer to discharge its withholding obligations with respect to the distribution.

4.3Direction by Committee.

(a)	A direction by the Committee to make a distribution from the Trust shall:

(i)	be made in writing;

(ii)

specify the amount of the payment to be distributed (net of the amount sufficient for the Employer to discharge its withholding obligation), the date such payment is to be made, the person to whom payment is to be made, and the address to which the payment is to be sent;

(iii)	specify the amount determined by the Employer to be sufficient for the Employer to discharge its withholding obligation; and

(iv)	be deemed to certify to the Trustee that such direction and any payment pursuant thereto are authorized under the terms of the Plan.

(b)

The Trustee shall be entitled to rely conclusively on the Committee’s certification of its authority to direct a payment without independent investigation. The Trustee shall have no liability to any person with respect to payments made in accordance with the provisions of this Section 4.

4.4Benefits Entitlement. The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Employer or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

4.5Payments by Employer. The Employer may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Employer shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Employer shall make the balance of each such payment as it falls due. The Trustee shall notify the Employer where principal and earnings are not sufficient.

4.6Payments to Employer. Except as expressly provided in the Plan, the Employer shall have no right or power to direct the Trustee to return to the Employer any of the Trust Fund before all payments of benefits have been made pursuant to the Plan. However upon written request and certification from the Employer of the amount required to pay benefits provided under the terms of the Plan, if the Trustee determines that the value of the assets of the Trust Fund are in excess of 100% of the amount required to pay the benefits provided under the terms of the Plan, then such excess assets, including both principal and income, shall be returned to the Employer.

SECTION 5. TRUSTEE’S AND COMMITTEE’S RESPONSIBILITIES

5.1General Standard of Care. The Trustee, the members of the Committee and any Investment Manager shall at  all times discharge their duties with respect to the Trust solely in the interest of the Plan participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Employer which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Employer. In the event of a dispute between the Employer and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

5.2No Liability for Acts of Others. No fiduciary under this Agreement shall be liable for an act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility is allocated to such other person by this Agreement or pursuant to a procedure established in this Agreement.

5.3Legal Counsel. The Trustee may consult with legal counsel (who may be counsel to the Employer) concerning any questions which may arise under this Agreement, and the opinions of such counsel shall be full and complete protection with respect to any action taken, or omitted, by the Trustee hereunder in good faith in accordance with the opinion of such counsel.

5.4Liability Under Plan. The duties and obligations of the Trustee shall be limited to those expressly set forth in this Agreement, notwithstanding any reference herein to the Plan. Notwithstanding any other provision of this Trust Agreement, the Trustee and its officers, directors and agents hereunder shall be indemnified and held harmless by the Employer and the Trust to the fullest extent permitted by law against any and all costs, damages, expenses and liabilities including, but not limited to, attorneys’ fees and disbursements reasonably incurred by or imposed upon it in connection with any claim made against it or in which it may be involved by reason of it being, or having been, a Trustee hereunder, to the extent such amounts are not caused by the Trustee’s breach of this Agreement, negligence, willful misconduct, lack of good faith, or to the extent satisfied by fiduciary liability insurance that may or may not be maintained by the Employer. If the Employer does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

SECTION 6. TRUSTEE’S ACCOUNTS

6.1Accounts. The Trustee shall keep accurate and detailed accounts of all investments, reinvestments, receipts, disbursements, and all other transactions hereunder, and all such accounts and the books and records relating thereto shall be open to inspection at all reasonable times by the Employer or the Committee or persons designated by them.

6.2Valuation of Trust. The Trustee or its designee shall value or cause to be valued the Trust as of the last business day of each calendar quarter (“Valuation Date”), and shall report to the Committee the value of the Trust as of such date, within a reasonable time after the first day of the month next following each Valuation Date.

6.3Reports to Committee. Within sixty (60) days following the close of each calendar year, and within sixty (60) days following the effective date of the resignation or removal of the Trustee as provided in Section 8.1, the Trustee shall render to the Committee a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately) and showing all cash, securities and other property held in the Trust as of the date of such removal or resignation, as the case may be.

6.4Right of Judicial Settlement. The Trustee, the Committee, and the Employer, or any of them, shall have the right to apply at any time to a court of competent jurisdiction for the judicial settlement of the Trustee’s account. In any such case, it shall be necessary to join as parties thereto only the Trustee, the Committee and the Employer; and any judgment or decree which may be entered therein shall be conclusive upon all persons having or claiming to have any interest in the Trust or under the Plan.

6.5Enforcement of Agreement. To protect the Trust from expenses which might otherwise be incurred, the Employer and the Committee shall have authority, either jointly or severally, to enforce this Agreement on behalf of all persons claiming any interest in the Trust or under the Plan, and no other person may institute or maintain any action or proceeding against the Trustee or the Trust in the absence of written authority from the Employer, the Committee or a judgment of a court of competent jurisdiction that in refusing authority the Committee acted fraudulently or in bad faith.

SECTION 7. TAXES; COMPENSATION OF TRUSTEE

7.1Taxes. Any taxes that may be imposed upon the Trust or the income therefrom shall be deducted from and charged against the Trust.

7.2Compensation of Trustee; Expenses. The Trustee shall receive for its services hereunder such compensation as may be agreed upon in writing from time to time by the Employer and the Trustee and shall be reimbursed for its reasonable expenses, including counsel fees, incurred in the performance of its duties hereunder. The Trustee shall deduct from and charge against the Trust such compensation and all such expenses unless previously paid by the Employer.

SECTION 8. RESIGNATION AND REMOVAL OF TRUSTEE

8.1Resignation or Removal of Trustee. The Trustee may resign as trustee hereunder at any time by giving sixty

(60) days prior written notice to the Employer. The Employer may remove the Trustee as trustee hereunder at any time by giving the Trustee prior written notice of such removal, which shall include notice of the appointment of a successor trustee. Such removal shall take effect not earlier than sixty (60) days following receipt of such notice by the Trustee unless otherwise agreed upon by the Trustee and the Employer.

8.2Appointment of Successor. In the event of the resignation or removal of the Trustee, a successor trustee shall be appointed by the Employer. Except as is otherwise provided in Section 8.1, such appointment shall take effect upon delivery to the Trustee of an instrument so appointing the successor and an instrument of acceptance executed by such successor. If within sixty (60) days after notice of resignation has been given by the Trustee, a successor has not been appointed as provided in Section 8.1, the Trustee may apply to any court of competent jurisdiction for the appointment of such successor or for instructions.  All expenses of the   Trustee in connection with the preceding shall be allowed as administrative expenses of the Trust.

8.3Succession.

(a)

Upon the appointment of a successor hereunder, the Trustee shall timely transfer and deliver all assets   of the Trust to such successor; provided, however, that the Trustee may reserve such sum of money as it shall in its sole and absolute discretion deem advisable for payment of its fees and all expenses including counsel fees in connection with the settlement of its account, and any balance of such reserve remaining after the payment of such charges shall be paid over to the successor trustee. If such reserve shall be insufficient to pay such charges, the Trustee shall be entitled to recover the amount of any deficiency from the Employer, from the Trust, or from both.

(b)	Upon the completion of the succession and the rendering of its final accounts, the Trustee shall have no further responsibilities whatsoever under this Agreement.

8.4Successor Bound by Agreement. All the provisions of this Agreement shall apply to any successor trustee with the same force and effect as if such successor had been originally named herein as the trustee hereunder.

SECTION 9. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARIES WHEN EMPLOYER IS INSOLVENT

9.1Insolvency. The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Employer is Insolvent. The Employer shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

9.2General Creditors. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Employer.

(a)	The Board of Directors and the Chief Executive Officer of Employer shall have the duty to inform the Trustee in writing of Employer’s Insolvency. If a person claiming to be a creditor of the Employer alleges in writing to the Trustee under penalty of perjury that Employer has become Insolvent, the Trustee shall take action it deems prudent to determine whether Employer is Insolvent, and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

(b)

Unless the Trustee has actual knowledge of Employer’s Insolvency,  or  has  received notice  from Employer or a person claiming to be a creditor alleging that Employer is Insolvent, the Trustee shall have no duty to inquire whether Employer is Insolvent. The Trustee may in all events rely on the   determination of the independent accountant regularly auditing the financial records of Employer as to whether Employer is Insolvent.

(c)

If at any time the Trustee has made or received a determination that Employer is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the  Trust for the benefit of Employer’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Employer with respect to benefits due under the Plan or otherwise.

(d)

The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with the terms of this Agreement only after the Trustee has received a determination from the independent accountant regularly auditing the financial records of the Employer that the Employer  is not Insolvent (or is no longer Insolvent).

(e)	During the continuance of the Trust, the fees and expenses of the Trustee shall be paid from the Trust Fund if not paid by the Employer.

9.3Amount of Payments After Resumption. Provided that there are sufficient assets, if the Trustee discontinues  the payment of benefits from the Trust pursuant to this Section 9 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to   Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Employer in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 10. AMENDMENT AND TERMINATION

10.1Amendment. This Trust Agreement may be amended by a written instrument executed by the Trustee and the Employer.   Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or   shall make the Trust revocable after it has become irrevocable in accordance with Section 1.2 hereof.

10.2Termination. The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits under the terms of the Plan.  Upon termination of the Trust, any remaining   assets less any outstanding Trust fees and expenses shall be returned to the Employer.

SECTION 11. MISCELLANEOUS

11.1Binding Effect; Assignability. This Agreement shall be binding upon, and the powers granted to the Employer and the Trustee, respectively, shall be exercisable by the respective successors and assigns of the Employer  and the Trustee. Any entity which shall, by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of the Trustee shall, upon such succession and without any appointment or other action by the Employer, be and become successor trustee hereunder.

11.2Governing Law. This Agreement and the trust created and the Trust held hereunder shall be interpreted in accordance with the laws of the state of Delaware, except to the extent that such laws are preempted by the federal laws of the United States of America. All contributions to the Trust shall be deemed to take place in the state of Delaware.

11.3Notices. Any communication to the Trustee, including any notice, direction, designation, certification, order, instruction, or objection shall be in writing and signed by the person authorized under the Plan to give the communication.  The Trustee shall be fully protected in acting in accordance with these written communications. Any notice required or permitted to be given to a party hereunder shall be deemed given if in writing and hand delivered or mailed, postage prepaid, certified mail, return receipt requested, to such party at the following address or at such other address as such party may by notice specify:

If to the Employer:

RLI Corp.

9025 N Lindbergh Drive

Peoria, Illinois 61615

Attention: Katie Kappes

If to the Trustee:

Principal Trust Company

1013 Centre Rd Ste 300

Wilmington, DE 19899-1265

Attention: Trust Services

11.4Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity  of enforceability of the remaining provisions.

11.5Waiver. Failure of any party to insist at any time or times upon strict compliance with any provision of this Agreement shall not be a waiver of such provision at such time or any later time unless in a writing designated as a waiver and signed by or on behalf of the party against whom enforcement of the waiver is sought.

11.6Non-Alienation. No interest, right or claim in or to any part of the Trust or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Trustee and the Committee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law.

11.7Definitions. Unless the context of this Agreement clearly indicates otherwise, the terms defined in the Plan shall, when used herein, have the same meaning as in the Plan.

11.8Headings. The headings of sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Agreement, the text shall control.

11.9Construction of Language.  Whenever appropriate in this Agreement, words used in the singular may be read in the plural; words used in the plural may be read in the singular; and words importing the masculine gender shall be deemed equally to refer to the female gender or the neuter. Any reference to a section number shall refer to a section of this Agreement, unless otherwise indicated.

11.10Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF,  the undersigned have executed this Agreement to be effective as of January 1, 2020.

FOR THE EMPLOYER

Employer: RLI Corp.

By: Kathleen Kappes

Title: Vice President, Human Resources

ACCEPTANCE OF THE TRUSTEE

The undersigned hereby accepts appointment as Trustee hereunder and agrees to be bound by the terms of this Agreement.

DELAWARE CHARTER GUARANTEE & TRUST COMPANY, a Delaware corporation conducting business under the trade name of Principal Trust Company

By: Debra Curran

Title: Trust Services Specialist